EXHIBIT 32.1

CERTIFICATION PURSUANT TO
EXCHANGE ACT RULE 15D-14(B) AND
18 U.S.C. SECTION 1350

In connection with the quarterly Report of Legacy Holdings, Inc. FKA CST Entertainment, Inc. (the ”Company”) on Form 10QSB for the period ending September 30, 1998, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Matthews, Chief Executive Officer and Principle Accounting Officer of the Company, certify, to the best of my knowledge, pursuant to Exchange Act Rule 15d-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

(i)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: August 21, 2008

/S/ Robert Matthews
Name: Robert Matthews
Title: Chief Executive Officer and Principle Accounting Officer